                                                                   EXHIBIT 99


CAUTIONARY STATEMENTS PURSUANT TO "SAFE HARBOR" PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information, the report on Form 10-K for fiscal year ended June 30, 1996, to which this exhibit is appended, the Company's quarterly reports to the Securities and Exchange Commission on Form 10-Q and periodic press releases, as well as other public documents and statements, contain "forward- looking statements" within the meaning of the federal securities laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements, including, among others:

- -        Significant price reductions or improvements in competing
         imaging technologies.

- -        The rate of growth of the installed base of printing press units and the timing of new press orders.

- -        Some dependence on a small number of large OEM customers.

- -        Competitive product offerings and pricing actions.

- -        The availability and pricing of key raw materials.

- -        Productivity improvements in manufacturing.

- -        Dependence on key members of management.

- -        Changes in the mix of products and services comprising
         revenues.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.